                                                                   EXHIBIT 10.11



                            STOCK PURCHASE AGREEMENT


                                  by and among


                              CISCO SYSTEMS, INC.,


                                    KPMG LLP


                                       and


                              KPMG CONSULTING, INC.


                          Dated as of December 29, 1999

                                TABLE OF CONTENTS



                                                                                                               Page

ARTICLE I PURCHASE AND SALE OF SECURITIES.........................................................................1

         1.1      Purchase and Sale of the Securities.............................................................1
         1.2      The Closing.....................................................................................1
         1.3      Deliveries at the Closing.......................................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND KPMG.................................................2

         2.1      Organization....................................................................................2
         2.2      Authorization, Validity and Enforceability......................................................2
         2.3      No Conflicts....................................................................................3
         2.4      Consents and Approvals..........................................................................3
         2.5      Capitalization..................................................................................4
         2.6      Title to Securities.............................................................................4
         2.7      Subsidiaries....................................................................................5
         2.8      Corporate Documents.............................................................................6
         2.9      Financial Statements............................................................................6
         2.10     Liabilities.....................................................................................6
         2.11     Absence of Changes..............................................................................7
         2.12     Legal Proceedings...............................................................................9
         2.13     Compliance with Laws............................................................................9
         2.14     Licenses and Permits............................................................................9
         2.15     Contracts......................................................................................10
         2.16     Property.......................................................................................11
         2.17     Intellectual Property..........................................................................11
         2.18     Employee Benefit Plans.........................................................................13
         2.19     Employee Relations.............................................................................13
         2.20     Insurance Coverage.............................................................................13
         2.21     Tax Matters....................................................................................13
         2.22     Environmental Matters..........................................................................14
         2.23     Exemption from Registration....................................................................14
         2.24     Transaction Document Representations...........................................................15
         2.25     Use of Proceeds................................................................................15
         2.26     Year 2000 Compliance...........................................................................15
         2.27     No Brokers.....................................................................................16
         2.28     Full Disclosure................................................................................16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.......................................................17

         3.1      Organization of the Investor...................................................................17
         3.2      Authorization, Validity and Enforceability.....................................................17
         3.3      No Conflicts...................................................................................17
         3.4      Consents and Approvals.........................................................................18
         3.5      Legal Proceedings..............................................................................18

                               TABLE OF CONTENTS


                                                                                                               Page

         3.6      Investment Intent..............................................................................18
         3.7      Financing......................................................................................18
         3.8      No Brokers.....................................................................................19

ARTICLE IV COVENANTS.............................................................................................19

         4.1      Conduct of Business............................................................................19
         4.2      Access to Information; Consultation; Confidentiality...........................................20
         4.3      Cooperation and Reasonable Efforts.............................................................21
         4.4      Consents and Approvals.........................................................................22
         4.5      Notification of Certain Matters................................................................22
         4.6      Public Announcements...........................................................................22
         4.7      No Solicitation................................................................................22
         4.8      Interim Financial Statements and Investment Reports............................................23
         4.9      Securities Legends.............................................................................24
         4.10     Exclusive Relationship.........................................................................25
         4.11     Additional Capital.............................................................................27
         4.12     Fees of Counsel................................................................................27

ARTICLE V CONDITIONS TO THE OBLIGATION OF THE INVESTOR TO CLOSE..................................................28

         5.1      Representations Warranties and Covenants.......................................................28
         5.2      Consents.......................................................................................28
         5.3      No Injunction or Illegality....................................................................28
         5.4      HSR Act........................................................................................28
         5.5      Opinion of Counsel to the Company..............................................................28
         5.6      Certificates...................................................................................28
         5.7      Certificate of Designation.....................................................................29
         5.8      Election of Directors..........................................................................29
         5.9      Alliance Agreements............................................................................29
         5.10     The Investor Rights Agreement..................................................................29
         5.11     Reservation of Common Stock upon Conversion of the Series A Preferred Stock....................29
         5.12     Separation.....................................................................................29
         5.13     Transfer Taxes.................................................................................29
         5.14     No Material Adverse Change.....................................................................29

ARTICLE VI CONDITIONS TO THE OBLIGATION OF THE COMPANY AND KPMG TO CLOSE.........................................31

         6.1      Representations, Warranties and Covenants......................................................31
         6.2      Consents.......................................................................................31
         6.3      No Injunction or Illegality....................................................................31
         6.4      HSR Act........................................................................................31
         6.5      Certificates...................................................................................31
         6.6      Certificate of Designation.....................................................................31

                               TABLE OF CONTENTS


                                                                                                               Page

         6.7      Alliance Agreements............................................................................32
         6.8      Opinion of Counsel to the Investor.............................................................32
         6.9      Separation.....................................................................................32
         As of the Closing, the Separation shall have been consummated...........................................32

ARTICLE VII SURVIVAL; INDEMNIFICATION............................................................................33

         7.1      Survival.......................................................................................33
         7.2      Indemnification................................................................................33
         7.3      Limitations....................................................................................35

ARTICLE VIII TERMINATION.........................................................................................36

         8.1      Termination of Agreement.......................................................................36
         8.2      Effect of Termination..........................................................................36

ARTICLE IX DEFINITIONS...........................................................................................36

         9.1      Definitions....................................................................................36

ARTICLE X MISCELLANEOUS..........................................................................................42

         10.1     Notices........................................................................................42
         10.2     Fees and Expenses..............................................................................44
         10.3     Specific Performance...........................................................................44
         10.4     Entire Agreement; Waivers and Amendments.......................................................44
         10.5     Assignment; Binding Effect.....................................................................44
         10.6     Severability...................................................................................45
         10.7     No Third Party Beneficiaries...................................................................45
         10.8     Governing Law..................................................................................45
         10.9     Interpretation.................................................................................45
         10.10    Captions.......................................................................................45
         10.11    Counterparts...................................................................................45

                                    EXHIBITS

Exhibit A         Form of Certificate of Designation

Exhibit B         Form of Investor Rights Agreement

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 29, 1999, by and among CISCO SYSTEMS, INC., a California corporation (the "Investor") , KPMG LLP, a registered Delaware limited liability partnership ("KPMG"), and KPMG CONSULTING, INC., a Delaware corporation and a wholly owned subsidiary of KPMG (the "Company"). Certain capitalized terms used herein shall have the meanings set forth in Article IX.

                                 R E C I T A L S

                  WHEREAS, the Investor wishes to purchase from the Company, and the Company wishes to issue and sell to the Investor, 5,000,000 shares (the "Series A Shares") of Series A Mandatorily Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company ("Series A Preferred Stock"), having an aggregate liquidation preference of $1,050,000,000 and the other rights, preferences and terms set forth in the form of Certificate of Designation of Series A Mandatorily Redeemable Convertible Preferred Stock of the Company, attached hereto as Exhibit A (the "Certificate of Designation"), all upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, following issuance thereof, the Series A Shares shall be convertible into shares of the Company's Common Stock, par value $.01 per share ("Common Stock"); and

                  WHEREAS, concurrently herewith, the Company, KPMG Consulting, LLC, a Delaware limited liability company (the "LLC"), and KPMG are entering into a separation agreement (the "Separation Agreement"), wherein the Consulting Business shall be transferred to the Company (the "Separation");

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



                                   ARTICLE I

                         PURCHASE AND SALE OF SECURITIES

                  1.1 Purchase and Sale of the Securities. Upon the terms and subject to the conditions set forth in this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to (and KPMG agrees to cause the Company to) issue and sell to the Investor, the Series A Shares, for an aggregate cash purchase price of $1,050,000,000 (the "Purchase Price").

                  1.2 The Closing. Subject to the satisfaction or waiver of all of the conditions to closing set forth in Articles V and VI, the closing (the "Closing") of the purchase and sale of the Series A Shares hereunder shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303 at 10:00 a.m., Pacific Standard Time, on January 31, 2000, or, if later, on the third Business Day after the satisfaction or waiver of the conditions set forth in Articles V and VI, or at such other time, date or place as may be mutually agreed upon by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

                  1.3 Deliveries at the Closing. At the Closing, (a) the Company shall, and KPMG shall cause the Company to, issue and deliver to the Investor certificates, in definitive form, representing the Series A Shares registered in the name of the Investor or in the name of a wholly owned Subsidiary of the Investor designated in writing to the Company at least two (2) Business Days prior to the Closing Date, together with all other documents required hereunder to be delivered by the Company to the Investor at the Closing, against (b) the payment by the Investor to the Company of the Purchase Price, by wire transfer of immediately available funds to an account or accounts designated by the Company in a written notice delivered to the Investor not later than two (2) Business Days prior to the Closing Date and the delivery to the Company of all documents required hereunder to be delivered by the Investor to the Company at the Closing.



                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND KPMG

                  Except as disclosed in that section of the document of even date herewith and delivered by KPMG and the Company to the Investor prior to the execution and delivery of this Agreement (the "Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations or warranties pertain, KPMG and the Company, jointly and severally, hereby represent and warrant to the Investor, as of the date of this Agreement and as of the Closing Date, as follows:

                  2.1 Organization. KPMG is a limited liability partnership, and the Company is a corporation, and each of KPMG and the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full partnership or corporate (as the case may be) power and authority to own, lease and operate its assets and Properties and to conduct the Consulting Business as currently being conducted. KPMG is, and the Company will at the Closing be, duly qualified and in good standing as a foreign partnership or corporation (as the case may be) in all jurisdictions in which the nature of the Consulting Business or the ownership of its Properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate together with all other such failures, have a Material Adverse Effect.

                  2.2 Authorization, Validity and Enforceability. The execution and delivery and performance by each of the Company and KPMG of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby by the Company and KPMG have been duly and validly







                                       2.

authorized by all necessary corporate or partnership (as the case may be) action on the part of the Company and KPMG and no other corporate or partnership proceeding on the part of the Company or KPMG is necessary to authorize the execution, delivery and performance of this Agreement or any other Transaction Document to which either is a party or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Company and KPMG and (assuming the due authorization, execution and delivery by the Investor) constitutes the legal, valid and binding obligation of each of the Company and KPMG, and each other Transaction Document to which the Company or KPMG is a party is or will, upon due execution and delivery thereof (assuming the due authorization, execution and delivery thereof by the other parties thereto), constitute the legal, valid and binding obligation of each of the Company and KPMG, in each case enforceable against the Company and KPMG in accordance with its terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2.3   No Conflicts. Assuming all Consents described in clauses
(a) through (c) of Section 2.4 are obtained, made or given (as the case may be), the execution and delivery by each of the Company and KPMG of this Agreement, the Certificate of Designation and each other Transaction Document to which it is a party do not, and the performance by each of the Company and KPMG of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, conflict with, result in any breach or violation of, constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), give rise to any right of termination or acceleration of any right or obligation of any of the Company, KPMG or their respective Subsidiaries or the Consulting Business under, or result in the creation or imposition of any Lien or Encumbrance upon any assets or Properties of the Company or any of its Subsidiaries or the Consulting Business by reason of the terms of, or result in any other Material consequence under, (a) the certificate of incorporation, by-laws, partnership agreement or other charter or organizational documents of the Company, KPMG or any of their respective Subsidiaries, (b) any Contract to which the Company, KPMG or any of their respective Subsidiaries is a party or by or to which any of them or their assets or Properties or the Consulting Business may be bound or subject, or (c) any applicable order, writ, judgment, injunction, award, decree, Permit, law, statute, ordinance, rule or regulation other than any such conflict, breach, violation, default, termination, acceleration, Lien or Encumbrance or consequence which in the case of clauses (b) and (c) only, would not, individually or in the aggregate together with all such other conflicts, breaches, violations, defaults, terminations, accelerations, Liens or Encumbrances or consequences have a Material Adverse Effect.

                  2.4 Consents and Approvals. Except (a) as required under the HSR Act, (b) for the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and (c) where the failure to obtain, make or give such Consent would not, individually or in the aggregate, have a Material Adverse Effect, no consent, approval, authorization, license or order of, registration or filing with, or notice to, any federal, state, local, foreign or other Governmental Entity or any other Person (collectively, "Consents") is necessary to be obtained, made or given by the Company, KPMG or any of their respective Subsidiaries or the Consulting Business in connection with the execution and delivery by the Company of this Agreement, the







                                       3.

Certificate of Designation or any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

                  2.5   Capitalization.

                        (a) Immediately prior to the Closing, the authorized capital stock of the Company will consist solely of (i) 1,000,000,000 shares of Common Stock, not more than 390,000,000 of which will be issued and outstanding, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), of which the Series A Shares shall have been designated as Series A Preferred Stock and none of which shares of Series A Preferred Stock will be issued or outstanding. Effective upon the filing of the Certificate of Designation and upon consummation of the Closing, all of the authorized shares of Series A Preferred Stock will be issued and outstanding and sold to the Investor and no other voting securities of the Company will be issued or outstanding except as set forth in the immediately preceding sentence. Upon the conversion of the outstanding shares of Series A Preferred Stock as provided pursuant to the Certificate of Designation, no such shares shall be reissuable. Except (i) as set forth above in this paragraph, (ii) for up to 80,000,000 shares of Common Stock issued or issuable upon exercise of options granted under the Company's stock-based employee benefit plans and (iii) up to 25,000,000 shares of Common Stock issuable in consideration for the acquisition of consulting businesses from entities which are members, licensees or sublicensees of KPMG International or an affiliate of the foregoing (each a "KPMG Firm"), no common stock, preferred stock, equity interest or other equity or equity derivative securities of any kind of the Company or relating to the Consulting Business, are (or at the Closing will be) authorized, issued or outstanding. If the Company adopts stock-based employee benefit plans prior to the Closing, such plans shall be reasonably acceptable to the Investor.

                        (b) The Company has not issued any securities in violation of any preemptive or similar rights. Except as provided in (i) this Agreement (including the conversion of the Series A Preferred Stock), (ii) for up to 80,000,000 shares of Common Stock issued or issuable upon exercise of options granted under the Company's stock-based employee benefit plans, (iii) up to 25,000,000 shares of Common Stock issuable in consideration for the acquisition of consulting businesses from KPMG Firms, (iv) the Certificate of Designation and the Investor Rights Agreement and (v) the Separation Agreement, there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) to purchase or otherwise receive, nor any securities or instruments of any kind convertible into or exchangeable for, any capital stock (including, without limitation, outstanding, authorized but unissued, unauthorized, treasury or other shares thereof) or other equity interest, equity security or equity derivative security of the Company.

                  2.6   Title to Securities.

                        (a) The Series A Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any Liens or Encumbrances (except for (i) those expressly set forth in this Agreement, the Certificate of Designation or the Investor Rights Agreement and applicable Federal and state securities laws and regulations and (ii) any Liens or Encumbrances created by the Investor).






                                       4.

Assuming the filing of the Certificate of Designation, the issuance, sale and delivery of the Series A Shares as contemplated by this Agreement are not subject to any preemptive right or right of first refusal. Upon such issuance, the Investor will acquire good and marketable title to each of the Series A Shares, free and clear of any Lien or Encumbrance, and will be entitled to all the rights and benefits of a holder of such securities, subject to the parenthetical exceptions set forth in clauses (i) and (ii) above in this paragraph.

                        (b) The Company covenants, represents and warrants to the Investor that, at all times from and after the Closing, the Company will have authorized and will reserve and keep available solely for issuance and delivery upon conversion of Series A Shares into shares of Common Stock, at least the number of shares of Common Stock issuable upon such conversion of all then outstanding Series A Shares (the "Conversion Shares"). All of the Conversion Shares, when issued in accordance with the Certificate of Designation, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any Liens or Encumbrances, subject (i) to those expressly set forth in this Agreement, the Certificate of Designation or the Investor Rights Agreement and in applicable Federal and state securities laws and regulations and (ii) any Liens or Encumbrances created by the Investor. Assuming the filing of the Certificate of Designation and the issuance and delivery of the Conversion Shares as contemplated by this Agreement, the Conversion Shares are not subject to any preemptive right or right of first refusal (including, without limitation, pursuant to any of the other Transaction Documents to which the Company or KPMG are parties), other than any right of first refusal granted by the Investor to any third party.

                  2.7   Subsidiaries.

                        (a) Section 2.7 of the Disclosure Schedule sets forth a true and complete list of all Material Subsidiaries of KPMG relating to the Consulting Business (other than the Company) and all Material Subsidiaries of the Company on the date hereof and on the Closing Date. Except for the Subsidiaries listed in Section 2.7 of the Disclosure Schedule, at the Closing, the Company will not, directly or indirectly, own any Material interest in any other Person (other than (i) consulting businesses acquired from KPMG Firms or (ii) non-controlling equity interests included in the investment portfolios of the Company and its Subsidiaries).

                        (b) Each of the Subsidiaries of KPMG related to the Consulting Business is, and each of the Subsidiaries of the Company will be, duly qualified and in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the ownership of its Properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

                        (c) The Company owns or at the Closing will own all of the outstanding capital stock, equity securities and direct or indirect equity interests in each of the Subsidiaries required to be set forth in Section 2.7 of the Disclosure Schedule, except where the failure to own such stock, securities or interests would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding capital stock and equity securities or interests of each Subsidiary of either the Company or KPMG (in the case of KPMG, relating to the Consulting Business) are duly authorized, validly issued, fully paid and nonassessable, except








                                       5.

where the failure to be duly authorized, validly issued, fully paid, and nonassessable would not, individually or in the aggregate, have a Material Adverse Effect.

                        (d) No Subsidiary of the Company or KPMG (in the case of KPMG, relating to the Consulting Business) has issued any securities in violation of any preemptive or similar rights, and there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) in favor of any Person other than the Company, KPMG or any of their respective Subsidiaries to purchase or otherwise receive, nor any securities or instruments of any kind convertible into or exchangeable for, any capital stock (including, without limitation, outstanding, authorized but unissued, unauthorized, treasury or other shares thereof) or other equity interest, equity security or equity derivative security of any such Subsidiary of the Company, except where the existence of subscriptions, options, warrants, calls, commitments, preemptive rights or other rights would not, individually or in the aggregate, have a Material Adverse Effect.

                  2.8 Corporate Documents. The Company and KPMG have heretofore delivered or, in the case of Material Subsidiaries, made available (with reasonable specificity) to the Investor true and complete copies of the certificate or articles of incorporation, including all amendments thereto, and by-laws, as currently in effect, and all other charter or organization documents, of the Company, and each of its Material Subsidiaries related to the Consulting Business, including all entities which will be Material Subsidiaries of the Company at the Closing (other than consulting businesses acquired from KPMG firms). The Company and KPMG have heretofore made available to the Investor true and complete copies of the minute books of the Company and each such Material Subsidiary. The minute books of the Company and such Material Subsidiaries (other than consulting businesses acquired from KPMG Firms) accurately reflect all Material corporate actions taken at meetings, or by written consent in lieu of meetings, of the shareholders, boards of directors and all committees of such boards of directors of the Company. All material corporate actions taken by the Company and such Material Subsidiaries have been duly authorized or ratified, and no such corporate actions have been taken in breach or violation of the certificate or articles of incorporation, by-laws or other charter or organization documents of the Company.

                  2.9 Financial Statements. The Company and KPMG have heretofore delivered to the Investor true and complete copies of the Financial Statements. The Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods involved, were derived from the books and records of KPMG and its Subsidiaries and, for the fiscal years included therein, have been audited by Grant Thornton LLP, certified public accountants (the "Company Auditors"), and present fairly in all material respects the financial position of the Consulting Business at the respective dates thereof and the results of operations of the Consulting Business for the respective periods then ended, subject, in the case of the unaudited Financial Statements, to normal year-end adjustments and the absence of full footnote disclosures in accordance with GAAP.

                  2.10   Liabilities.

                        (a) None of KPMG, the Company, any of their respective Subsidiaries or the Consulting Business has any direct or indirect debt, obligation, loss, damages, deficiency






                                       6.

or other liability of any nature, whether absolute, accrued, contingent or otherwise ("Liability" or "Liabilities," as the context may require), relating to the Consulting Business and required by GAAP to be set forth in a financial statement other than (i) Liabilities set forth in the Financial Statements, (ii) Liabilities incurred by KPMG and its Subsidiaries since September 30, 1999 in the ordinary course of business substantially consistent with past practice,
(iii) Liabilities which, individually and in the aggregate, would not have a Material Adverse Effect, (iv) Liabilities pursuant to the Separation Agreement and the transactions contemplated thereby, and (v) Liabilities pursuant to this Agreement, the Transaction Documents and any of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, no representation and warranty is made pursuant to this Section 2.10 with respect to any matter that is specifically addressed by another representation or warranty contained in this Article II.

                  2.11   Absence of Changes.

                        (a) Since September 30, 1999, there has been no Material Adverse Effect.

                        (b) Except as set forth in Schedule 2.11 hereto and for the transactions specifically contemplated in the Transaction Documents, since September 30, 1999, the Consulting Business and the business of the Company and its Subsidiaries have been conducted only in the ordinary course substantially consistent with past practice and none of the Company, KPMG (only in respect of the Consulting Business) or any of their Material Subsidiaries related to the Consulting Business has:

                        (i)   amended its certificate or articles of
         incorporation, by-laws, partnership agreement, or other charter or organizational document, or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of capital stock or equity interests of the Company or any Material Subsidiary related to the Consulting Business or changed or agreed to change in any manner the rights of their respective outstanding capital stock or equity interests;

                        (ii) declared, paid or set aside any sum for any dividends or declared or made any other distributions of any kind (whether in cash, stock, Property, any combination thereof or otherwise) in respect of the capital stock or equity interests of the Company or any such Material Subsidiary which is not, directly or indirectly, wholly owned by KPMG or the Company, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of the capital stock or other equity interests or any bonds, debentures, notes, debt instruments, evidences of indebtedness for borrowed money or other securities of the Company or any such Material Subsidiary which is not, directly or indirectly, wholly owned by KPMG or the Company, of any kind;

                        (iii) except in connection with the establishment of revolving credit facilities with commercial lenders and borrowings in the ordinary course of business, incurred any indebtedness for borrowed money or entered into any commitment to borrow money in an amount in excess of $50,000,000 or guarantee any Liability for borrowed money in an amount in excess of $50,000,000;






                                       7.

                        (iv) except as required by GAAP (all of which required changes occurring after the date hereof will be disclosed in writing to the Investor), made any Material change in its accounting practices or made any Material change in depreciation or amortization policies or rates adopted by it, in each case relating to the Consulting Business;

                        (v) suffered any damage, destruction, casualty or loss, whether or not covered by insurance, affecting any of its Property, which damage, destruction, casualty or loss had or will have, individually or in the aggregate, a Material Adverse Effect;

                        (vi) allowed any purchase, sale, transfer, assignment, lease or abandonment of any interest in any tangible or intangible asset or Property related to the Consulting Business, other than purchases, sales, transfers, assignments, leases and abandonments in the ordinary course of business substantially consistent with past practice which did not and will not, individually or in the aggregate, have a Material Adverse Effect;

                        (vii) except in the ordinary course of business substantially consistent with past practice, entered into any Contract or transaction for any capital expenditure or capital contribution, in each case related to the Consulting Business and which requires or provides for payments in excess of $50,000,000 with respect to any individual Contract or transaction or series of related Contracts and transactions (excluding any purchases or sales of investment assets in the ordinary course of business);

                        (viii) forgiven or permitted any cancellation of any claim, debt or account receivable, other than cancellations which did not and will not, individually or in the aggregate, have a Material Adverse Effect;

                        (ix) directly or indirectly made any payment, discharge or satisfaction of any Liability in excess of $50,000,000 for borrowed money before the same became due in accordance with its terms, other than in the ordinary course of business substantially consistent with past practice;

                        (x) except for unrealized gains or losses with respect to investment assets (not resulting from any write-down, write-off or change in the basis of valuation thereof) and except as required by GAAP (all of which required revaluations, write-downs and write-offs occurring after the date hereof will be, disclosed in writing to the Investor) or otherwise in the ordinary course of business substantially consistent with past practice, made any Material revaluation of any assets or Properties related to the Consulting Business, or Material write-down or write-off of the value of any assets or Properties (including, without limitation, any receivables) related to the Consulting Business;

                        (xi) made any loan or advance to any Person, other than loans or advances made in the ordinary course of business substantially consistent with past practice or in any one case in an amount below $50,000,000;







                                       8.

                        (xii) except for purchases of investment assets made in the ordinary course of business and the acquisition of consulting businesses from KPMG Firms, made any acquisition of all or any substantial part of the assets, Properties, securities or business of any other Person in connection with the Consulting Business in an amount in excess of $50,000,000;

                        (xiii) except in the ordinary course of business substantially consistent with past practice, hired any new executive officers related to the Consulting Business;

                        (xiv) considered or adopted a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization; or

                        (xv) entered into any Contract or transaction to do any of the foregoing.

                  2.12 Legal Proceedings. There is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of the Company and KPMG, threatened against the Company, KPMG or any of their respective Subsidiaries, or any of their directors, officers, assets or Properties, by or before any court, other Governmental Entity or arbitrator relating to the Consulting Business which, individually or in the aggregate, would have a Material Adverse Effect. There is no outstanding order, writ, judgment, injunction, award or decree of any court, other Governmental Entity or arbitrator against the Company, KPMG or any of their respective Subsidiaries, or any of their directors, officers, assets or Properties relating to the Consulting Business, which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                  2.13 Compliance with Laws. Each of the Company, KPMG (to the extent relating to the Consulting Business) and their respective Material Subsidiaries related to the Consulting Business is in compliance with (a) the terms of its certificate or articles of incorporation, by-laws, partnership agreement or other charter or organization documents, (b) all applicable laws, statutes, ordinances, rules, regulations, Permits or other legal requirements, whether federal, state, local or foreign, and (c) all applicable orders, writs, judgments, injunctions, awards and decrees of any court, other Governmental Entity or arbitrator except in the case of each of clauses (a), (b) and (c), where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company, KPMG or any of their respective Material Subsidiaries (related to the Consulting Business) has received any written or, to the Knowledge of the Company and KPMG, oral notice of any violation by the Company, KPMG (relating to the Consulting Business) or any such Subsidiary of, or default by the Company, KPMG (relating to the Consulting Business) or any such Subsidiary under, its certificate or articles of incorporation, by-laws, partnership agreement or other charter or organization document, any law, statute, ordinance, rule, regulation or other legal requirement, any order, writ, injunction, award or decree of any court, other Governmental Entity or arbitrator, or any of its Permits, except for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

                  2.14 Licenses and Permits. Each of the Company, KPMG and their respective Subsidiaries possesses all Permits necessary for the ownership of its assets and Properties related







                                       9.

to the Consulting Business and the conduct of the Consulting Business, except for Permits, the failure of which to so possess would not, individually or in the aggregate, have a Material Adverse Effect. All such Material Permits are valid and in full force and effect in all material respects. There is no action, proceeding, inquiry or investigation pending or, to the Knowledge of the Company and KPMG, threatened for or contemplating the suspension, cancellation, revocation or nonrenewal of any such Material Permit , and neither the Company nor KPMG has any Knowledge of any existing fact or circumstance which (with or without notice or lapse of time or both) is reasonably likely to result in the suspension, limitation, cancellation, revocation or nonrenewal of any such Material Permit or any limitation of any such Material Permit which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company, KPMG nor any of their respective Subsidiaries has received any written or, to the Knowledge of the Company and KPMG, oral notice from any Governmental Entity that the consummation of the transactions contemplated hereby will result in the suspension, cancellation, revocation or nonrenewal of any such Material Permit.

                  2.15  Contracts.

                        (a) Section 2.15 of the Disclosure Schedule contains a true and complete list of all of the following Contracts relating to the Consulting Business to which any of the Company, KPMG or their respective Subsidiaries is a party or by or to which any of them or their assets or Properties are or may be bound or subject, as each may have been amended, modified or supplemented:

                        (i) Contracts which would be required to be filed by the Company as an exhibit to a registration statement of the Company on Form S-1 if such registration statement were filed on the date hereof; and

                        (ii) Contracts which are material to the Alliance as currently contemplated and the transactions currently contemplated by the Alliance Documents, or which are material to the performance of any of the obligations of the Company, KPMG or any Subsidiary under any of the Alliance Documents.

                        (b) The Company has heretofore delivered or made available to the Investor true and complete copies of all of the Contracts required to be set forth in Section 2.15 of the Disclosure Schedule. Each such Contract required to be set forth in Section 2.15 of the Disclosure Schedule (other than the Transaction Documents) is valid and binding in accordance with its terms except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar law affecting creditors' rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law), and is in full force and effect. None of the Company, KPMG or any of their respective Subsidiaries is in default in any material respect with respect to any material provision of any Contract required to be set forth in Section 2.15 of the Disclosure Schedule, nor (to the Knowledge of the Company and KPMG) does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. To the Knowledge of the Company and KPMG, no other party to any Contract required to be set forth in the Disclosure Schedule is in default in any material respect with respect to any such Contract. No Contract required to be set forth in
Section 2.15 of the






                                      10.

Disclosure Schedule contains any provision providing that any such other party thereto may terminate or cancel the same by reason of the transactions contemplated by this Agreement or any other Transaction Document (except for any Contract in which the other party has a termination right at will or upon notice), and no party has given any written or (to the Knowledge of the Company and KPMG) oral notice of termination or cancellation of any such Contract or that it intends to terminate or cancel any such Contract as a result of the transactions contemplated hereby or thereby.

                  2.16 Property. The Properties owned or leased by the Company, KPMG and their respective Subsidiaries are sufficient to conduct the Consulting Business as currently conducted in all Material respects, and the Material items of personal Properties related thereto are in adequate operating condition and repair, normal wear and tear excepted. Each of the Company, KPMG and their respective Subsidiaries has good and marketable title to all of its respective Material assets and Properties related to the Consulting Business, in each case free and clear of any Lien or Encumbrance, except (i) for assets and Properties which have been disposed of in the ordinary course of business since September 30, 1999, (ii) liens for Taxes not yet due or payable or which are being contested in good faith and are not Material, (iii) mechanics, and materialmen's liens arising in the ordinary course of business and not yet due or delinquent or which are being contested in good faith, and (iv) Liens or Encumbrances which individually or in the aggregate, do not have a Material Adverse Effect.

                  2.17  Intellectual Property.

                        (a) Each of KPMG and the Company, and each of their respective Subsidiaries own, are licensed under or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, schematics, technology, know-how, trade secrets, inventions, ideas, algorithms, processes, computer software programs or applications (in object code form and in source code form if used by KPMG, the Company or any of their Subsidiaries in that form), websites, intranets, extranets, and tangible or intangible proprietary information or material ("Intellectual Property") that are used by the Company or its Subsidiaries in, or that KPMG proposes to contribute to the Company for use in, the Consulting Business ("Consulting Intellectual Property"), except where the failure to own, license or otherwise possess such rights would not have a Material Adverse Effect. None of KPMG, the Company or their respective Subsidiaries has granted any exclusive rights pertaining to the Consulting Intellectual Property that would have a Material Adverse Effect.

                        (b) There is no unauthorized use, disclosure, infringement or misappropriation of any Consulting Intellectual Property by any third party, including any employee or former employee of KPMG, the Company or any of their respective Subsidiaries, except where such unauthorized use, disclosure, infringement or misappropriation would not have a Material Adverse Effect. Neither KPMG (as related to the Consulting Business), the Company nor any of their respective Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business or indemnification provisions that, individually or in the aggregate, will not have a Material Adverse Effect.






                                      11.

                  (c) Neither KPMG (with respect to the Consulting Business), the Company, KPMG's Subsidiaries (with respect to the Consulting Business), nor the Company's Subsidiaries is, nor will they be as a result of the execution and delivery of this Agreement, the Separation Documents, the Alliance Documents or the performance of its obligations hereunder and thereunder, in breach of any license, sublicense or other agreement relating to the Consulting Intellectual Property or any intellectual property of any third party ("Third Party Intellectual Property Rights"), except where such breach would not have a Material Adverse Effect.

                  (d) All patents, registered trademarks, registered service marks and registered copyrights related to the Consulting Business, the Company or their respective Subsidiaries are valid and subsisting and have not been the subject of any judicial or administrative ruling questioning their validity, except where any invalidity or any such ruling would not have a Material Adverse Effect. None of KPMG (as related to the Consulting Business), the Company, KPMG's Subsidiaries (as related to the Consulting Business), or the Company's Subsidiaries has been sued in any suit, action or proceeding with respect to which it has received service of process and which involves a claim of infringement of any Third Party Intellectual Property, except for suits, actions or proceedings which will not have a Material Adverse Effect. The manufacturing, marketing, licensing or sale of any products or services related to the Consulting Business do not infringe any Third Party Intellectual Property, except where such infringement would not have a Material Adverse Effect. Neither KPMG, the Company nor any of their respective Subsidiaries has brought any action, suit or proceeding for infringement of Consulting Intellectual Property or breach of any license or agreement involving Consulting Intellectual Property against any third party, except for any action, suit or proceeding relating to any infringement or breach which is not anticipated to have a Material Adverse Effect.

                  (e) KPMG (as related to the Consulting Business), the Company, KPMG's Subsidiaries (as related to the Consulting Business), and the Company's Subsidiaries have secured valid written assignments from all consultants and employees who contributed to the creation or development of Consulting Intellectual Property that KPMG, the Company or any of their respective Subsidiaries does not already own by operation of law, except where the failure to secure such written assignments would not have a Material Adverse Effect.

                  (f) KPMG, the Company and each of their respective Subsidiaries has taken all reasonable steps consistent with prevailing industry practice to protect and preserve the confidentiality of all Consulting Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"), except where the failure to take such steps will not have a Material Adverse Effect. All use, disclosure or appropriation of Confidential Information owned by KPMG (as related to the Consulting Business), the Company or any of their respective Subsidiaries by or to a third party has been pursuant to the terms of a written agreement between each such entity and such third party, except where such use, disclosure or appropriation will not have a Material Adverse Effect. All use, disclosure or appropriation by KPMG, the Company or any of their respective Subsidiaries of Confidential Information, relating to the Consulting Business and not owned by either KPMG, the Company or any of their respective Subsidiaries has been pursuant to the terms of a written agreement between each such entity and the owner of such Confidential Information, or is otherwise lawful, except where such use, disclosure or appropriation will not have a Material Adverse Effect.





                                      12.

                  2.18 Employee Benefit Plans. Upon consummation of the transactions neither the Company nor its Subsidiaries will have any Material Liability under Part III of Title I, section 406 or Title IV of ERISA or under sections 412 or 4975 of the Code with respect to any Plan maintained or contributed to by KPMG or its Subsidiaries. Immediately after the consummation of the transactions contemplated by the Separation Documents, no Plan maintained or contributed to by the Company or its Subsidiaries will be subject to Part III of Title I or Title IV of ERISA.

                  2.19 Employee Relations. No strike, lockout, Material labor arbitration or grievance or other Material labor disturbance, and no application for certification of a collective bargaining agent, is pending or, to the Knowledge of the Company and KPMG, threatened against the Company, KPMG or any of their respective Subsidiaries related to the Consulting Business. No employees of the Company, KPMG or any of their respective Subsidiaries relating to the Consulting Business are covered by any collective bargaining agreement or any other Contract with any labor union or association other than agreements and Contracts which will not have a Material Adverse Effect.

                  2.20 Insurance Coverage. The Company and its Subsidiaries have such liability, property and casualty, and workers compensation insurance policies and coverage with respect to the Consulting Business as are generally carried by similarly situated companies and, to the Knowledge of the Company, such insurance policies and Contracts provide coverage in amounts and upon terms that are, in all Material respects, reasonable and adequate for Persons having similar businesses, operations, Properties and locales as those of the Company, KPMG and their respective Subsidiaries. At or prior to Closing, the Company will obtain directors and officers liability insurance providing liability coverage to all directors of the Company on terms and in amounts which are customary in light of the Company's size and industry. To the Knowledge of the Company and KPMG, all insurance policies and Contracts referred to in this Section are valid and binding in accordance with their terms except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar law affecting creditors' rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law), and are in full force and effect.

                  2.21  Tax Matters.

                        (a) All material Tax Returns required to be filed by or on behalf of the Company and the LLC and each of their subsidiaries have been timely filed, taking into account any available extension of the relevant filing date. All such Tax Returns (i) were prepared in all material respects in the manner required by applicable law, and (ii) were true, correct, and complete in all material respects. All Taxes shown to be payable on such Tax Returns, and any assessments of Tax made with respect to such Tax Returns, were paid when due. No material action, suit, proceeding, investigation, audit, claim, or assessment is presently pending or, to the Knowledge of each of the Company, KPMG, and the LLC proposed to be asserted or commenced with respect to any Tax Return filed by the Company, the LLC or their subsidiaries.





                                      13.

                        (b) Any material liability for unpaid Taxes of the Company, the LLC and their subsidiaries for periods or portions of periods through the date of the Financial Statements is reflected on the Financial Statements.

                        (c)   The Company, the LLC and each of their
subsidiaries have timely withheld from their employees, customers, and other payees, and have timely paid, all amounts required to be withheld and paid by the Tax withholding provisions of applicable federal, state, local, and foreign law, rule, or regulation in all material respects.

                        (d) Neither the Company nor the LLC nor any of their subsidiaries will incur or accrue any material liability for Taxes after the latest Financial Statements and through the Closing Date other than Taxes in the ordinary course of business.

                  2.22 Environmental Matters. The Company, KPMG (with respect to the Consulting Business) and each of their Subsidiaries (related to the Consulting Business) is in compliance with all Environmental Laws, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company, KPMG (with respect to the Consulting Business) or any of their respective Subsidiaries (related to the Consulting Business) has received any written or, to the Knowledge of the Company and KPMG, oral notice of any Material violation by the Company, KPMG (with respect to the Consulting Business) or any of their respective Subsidiaries of, or Material default by any of the same under, any Environmental Law. There is no action, suit, proceeding or investigation (or, to the Knowledge of the Company and KPMG, any claim) pending or, to the Knowledge of the Company and KPMG (with respect to the Consulting Business), threatened against any of the Company, KPMG or their respective Subsidiaries (related to the Consulting Business) that alleges any violation of any Environmental Law which would individually or in the aggregate have a Material Adverse Effect.

                  2.23 Exemption from Registration. Assuming the representations and warranties of the Investor set forth in Section 3.6 are true and correct in all material respects, the offer and sale of the Series A Shares made pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Assuming the representations and warranties of the Investor set forth in Section 3.6 are true and correct in all material respects on the date of issuance thereof, any issuance and delivery of the Conversion Shares, to the Investor or a wholly owned Subsidiary of the Investor (or to a transferee who has obtained such securities in compliance with federal and state securities laws, assuming that the representations of Section 3.6 are true and correct in all material respects with respect to such transferee) will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Series A Shares or the Conversion Shares, engaged in (a) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (b) any action involving a public offering within the meaning of section 4(2) of the Securities Act, (c) any action which would require the registration of the offering and sale of the Series A Shares (or any issuance or delivery of the Conversion Shares under the Securities Act, except pursuant to the Investor Rights Agreement, or (d) any action which would violate in any material respect any applicable state securities or "blue sky" laws. The Company has not made and will not make, directly or indirectly, any offer or sale of capital stock or other equity or debt security if, as a result, the





                                      14.

offer and sale of the Series A Shares contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the respective meanings specified in Section 2(3) of the Securities Act.

                  2.24  Transaction Document Representations.

                        (a) Schedule 2.24 contains a true and complete list of all of the Separation Documents. The Company has heretofore delivered to the Investor true and complete copies of each of the Separation Documents (including all written notices of the parties pursuant thereto).

                        (b) None of the Company, KPMG or, to the Knowledge of the Company and KPMG, any other party to any Transaction Document is in breach or default in any material respect in respect of any Transaction Document. None of the Transaction Documents contains any provision providing that any party thereto may terminate or cancel the same by reason of the transactions contemplated by this Agreement or any other Transaction Document, or any other provision which would be altered or otherwise become applicable by reason of such transactions, and no party has given notice of termination or cancellation of any Transaction Document or that it intends to terminate or cancel any Transaction Document.

                        (c) At the Closing, pursuant to the Separation Documents, KPMG will have transferred or leased (to the extent KPMG is providing products or services to the Company pursuant to the Outsourcing Agreement or leasing assets pursuant to the Leased Asset Agreement) to the Company all Properties and Subsidiaries relating primarily to the Consulting Business and all Properties and Subsidiaries necessary to conduct the Consulting Business as currently conducted in all material respects.

                        (d) Each of the Company, KPMG and, to the Knowledge of the Company and KPMG, each other party thereto (other than the Investor) has performed in all material respects its obligations under each of the Transaction Documents which have been executed and delivered and to which it is a party.

                  2.25 Use of Proceeds. The Company shall not use more than $630 million of the net proceeds from the sale of the Series A Shares hereunder to repay the Intercompany Note to be issued by the Company to KPMG pursuant to the Separation Agreement. The Company shall use all other net proceeds from the sale of the Series A Shares hereunder for general corporate purposes, including performing its obligations under the Alliance Documents.

                  2.26 Year 2000 Compliance. Each of the Company and KPMG reasonably believe that the Company is Year 2000 Compliant. For purposes of the foregoing, the phrase "Year 2000 Compliant" means that the Company's computer systems and applications, including without limitation software and hardware ("Systems"), will function in all Material respects and will not produce Materially incorrect results when providing or receiving (i) date-related data from, into and between the Twentieth and Twenty-First Centuries or (ii) date-related data in connection with any valid date in the Twentieth or Twenty-First Centuries. To each of the Company's and KPMG's Knowledge, the Company has no customers, suppliers or vendors (including KPMG and the services which KPMG will still be providing on behalf of the





                                      15.

Company following the Separation) whose failure to be Year 2000 Compliant would have a Material Adverse Effect.

                  2.27 No Brokers. Other than the fees and expenses of Morgan Stanley Dean Witter as disclosed in Schedule 2.27 of the Disclosure Schedule, of which sixty percent (60%) shall be paid by KPMG and forty percent (40%) shall be paid by the Company, no broker, finder or investment banker has been retained or engaged on behalf of the Company, KPMG or any of their respective Subsidiaries or is entitled to any brokerage, finder's or other fee, compensation or commission from any such Person in connection with the transactions contemplated by this Agreement.

                  2.28 Full Disclosure. To the Knowledge of the Company and KPMG, the Company, KPMG and their respective Subsidiaries have complied in good faith with all requests of the Investor and its representatives for Material documents, papers and information relating to the Company, KPMG and their respective Subsidiaries in connection with the transactions contemplated hereby, and have not knowingly withheld any Material document, paper or other information requested by the Investor or any of its representatives in connection therewith. No representation or warranty made by the Company in this Agreement (including the Disclosure Schedule) or in any certificate delivered to the Investor pursuant to Section 5 hereof contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; and, without limiting the foregoing representations and warranties, it being agreed and understood among the parties that the representations and warranties are not intended to be and do not constitute a full description of the business and, therefore, will not contain disclosure of all the risks associated with an investment in the Series A Shares.











                                      16.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE INVESTOR

                  The Investor hereby represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date as follows:

                  3.1 Organization of the Investor. The Investor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction and has full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  3.2 Authorization, Validity and Enforceability. The execution, delivery and performance by the Investor of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby by the Investor have been duly and validly authorized by all necessary corporate action on the part of the Investor and no other corporate proceeding on the part of the Investor is necessary to authorize the execution, delivery and performance of this Agreement or any other Transaction Document to which the Investor is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Investor and (assuming the due authorization, execution and delivery by KPMG and the Company) constitutes the legal, valid and binding obligation of the Investor, and each other Transaction Document to which the Investor is a party will, upon due execution and delivery thereof (assuming the due authorization, execution and delivery thereof by the other parties thereto), constitute the legal, valid and binding obligation of the Investor, in each case enforceable against the Investor in accordance with its terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.3   No Conflicts. Assuming all Consents described in clauses
(a) through (c) of Section 3.4 are obtained, made or given (as the case may be), the execution and delivery by the Investor of this Agreement and each other Transaction Document to which it is a party do not, and the performance by the Investor of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, conflict with, result in any breach or violation of, constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), (a) the certificate of incorporation, by-laws or other charter or organizational documents of the Investor, (b) any Contract to which the Investor is a party or by or to which it or its assets or Properties may be bound or subject, or (c) any applicable order, writ, judgment, injunction, award, decree, Permit, law, statute, ordinance, rule or regulation, other than any conflict, breach, violation or default which in the case of clauses (b) and (c) only, would not, individually or in the aggregate together with all such other conflicts, breaches, violations or defaults, have a material adverse effect on the ability of the Investor to execute and deliver this Agreement or any other Transaction





                                      17.

Document to which it is a party, perform its obligations hereunder and thereunder, or consummate the transactions contemplated hereby or thereby.

                  3.4 Consents and Approvals. Except (a) as required under the HSR Act, (b) as set forth in Schedule 3.4 hereto, and (c) where the failure to obtain, make or give such Consent would not, individually or in the aggregate, have a material adverse effect on, or a material adverse change in, the ability of the Investor to execute and deliver this Agreement or any other Transaction Document to which it is a party, perform its obligations hereunder and thereunder, or consummate the transactions contemplated hereby or thereby, no Consent of any Governmental Entity or other Person is necessary to be obtained, made or given by the Investor in connection with the execution and delivery by the Investor of this Agreement or any other Transaction Document to which it is a party, the performance by the Investor of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

                  3.5 Legal Proceedings. There is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of the Investor, threatened against the Investor or any of its Subsidiaries by or before any court, other Governmental Entity or arbitrator which, if adversely determined, individually or in the aggregate, would have a material adverse effect on the ability of the Investor to execute and deliver this Agreement or any other Transaction Document to which it is a party, perform its obligations hereunder or thereunder, or consummate the transactions contemplated hereby or thereby. There is no outstanding order, writ, judgment, injunction, award or decree of any court, other Governmental Entity or arbitrator against the Investor which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the ability of the Investor to execute and deliver this Agreement or any other Transaction Document to which it is a party, perform its obligations hereunder or thereunder, or consummate the transactions contemplated hereby or thereby.

                  3.6 Investment Intent. The Investor understands that the Series A Shares and the Conversion Shares (collectively, the "Transaction Securities") have not been registered under the Securities Act or the securities laws of any state, and may only be sold or disposed of by the Investor (i) pursuant to an effective registration statement under the Securities Act or an applicable exemption from registration thereunder and (ii) in compliance with any applicable state securities laws. The Transaction Securities will be acquired by the Investor (or its wholly owned Subsidiary designee) pursuant to this Agreement for its own account without a view to a distribution or resale thereof, it being understood that the Investor or such designee shall have the right to sell or otherwise dispose of any of the Transaction Securities pursuant to an effective registration statement or an exemption therefrom under the Securities Act and in compliance with any applicable state securities laws. The Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act, and either alone or with its advisors has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Transaction Securities as provided in this Agreement.

                  3.7 Financing. The Investor has available sufficient funds to pay the Purchase Price in cash at the Closing.







                                      18.

                  3.8 No Brokers. No broker, finder or investment banker has been retained or engaged on behalf of the Investor or is entitled to any brokerage, finder's or other fee, compensation or commission from the Investor in connection with the transactions contemplated by this Agreement.



                                   ARTICLE IV

                                    COVENANTS

                  4.1   Conduct of Business.

                        (a) From the date hereof to and including the Closing Date, KPMG will cause the Company and each of its Subsidiaries related to the Consulting Business to, and the Company will, and will cause each of its Subsidiaries to, (i) conduct their operations in the ordinary course of business substantially consistent with past practice (except as contemplated hereby and as contemplated by any of the Transaction Documents), (ii) use all reasonable efforts to preserve intact the Consulting Business, goodwill and Permits, to keep available the services of the management and to maintain existing relationships with customers, agents, distributors, suppliers and others having business dealings with the Consulting Business, and (iii) maintain the books, records and accounts in the ordinary manner substantially consistent with prior practice, except in the case of clauses (ii) and (iii) where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

                        (b) Except as expressly contemplated in this Agreement or the other Transaction Documents, from the date hereof to and including the Closing Date, KPMG will not permit the Company or any of its other Material Subsidiaries related to the Consulting Business to, and the Company will not and will not permit any of its Material Subsidiaries to, directly or indirectly (i) amend or modify its certificate or articles of incorporation, by-laws or other charter or organizational documents, (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, call, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or series or any other equity interest, or any bonds, debentures, notes, surplus notes, debt instruments, evidences of indebtedness for borrowed money or other securities of any kind, including, without limitation, any stock options or stock appreciation rights, other than as contemplated in the last sentence of Section 2.5(a), (iii) split, combine or reclassify any shares of its capital stock (except for dividends by direct or indirect wholly owned Subsidiaries of the Company or
KPMG), or declare, pay or set aside any sum for any dividend or other distribution (whether in cash, stock or Property, any combination thereof or otherwise) in respect of its capital stock, or redeem, purchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) any Common Stock, Preferred Stock or any of its other securities or any securities of its Subsidiaries, (iv) adopt a plan of complete or partial liquidation, dissolution, rehabilitation, merger, consolidation, restructuring, recapitalization, redomestication or other reorganization, (v) make any Material change in any financial reporting, Tax, accounting, actuarial or reserving methods or practices (unless required to do so in accordance with GAAP or applicable Tax laws, in which event the Company shall notify the Investor in reasonable detail as to such required change), (vi) other









                                      19.

than in the ordinary course of business substantially consistent with past practice (including acquisitions of investment assets which qualify as such) or in connection with the acquisition of the consulting practices from KPMG Firms, purchase or sell securities or other investments, or invest or reinvest income and proceeds in respect thereof, other than pursuant to the Separation or the Alliance Documents or in accordance with applicable law, (vii) adopt any new severance or other Plan which is Material, (viii) amend, modify, or terminate (other than by expiration in accordance with the terms thereof) any Contracts in a manner which would, individually or in the aggregate, have a Material Adverse Effect, (ix) amend or modify any Transaction Document or the terms or conditions of the Separation, except any such amendment or modification which (I) is required to reflect changes in the ordinary course of business of the Consulting Business which would not have a Material Adverse Effect thereon or (II) will not
(A) Materially increase the cost of the Separation to the Company, and its Subsidiaries or (B) have a Material Adverse Effect or a material adverse effect on the ability of the Investor to execute and deliver this Agreement or any other Transaction Document to which it is a party, perform its obligations hereunder or thereunder, or consummate the transactions contemplated hereby or thereby, (x) amend or modify the contribution formula of any Benefit Plan that would Materially increase the cost of such Benefit Plan or (xi) without the prior written consent of the Investor, take any of the other actions described in Section 2.11 (excluding, for purposes of this clause (xi), those described in clauses (v), (viii), (ix), (xi) and (xiii) of Section 2.11(b)) or take any action, or willfully omit to do any act, that would result in any of the representations and warranties set forth in Article II of this Agreement not being true in all material respects (or, in the case of any such representations or warranties which are qualified as to materiality, true in all respects) or take any action, or omit to do any act, that KPMG or the Company then Knows would result in any of the conditions set forth in Articles V and VI not being satisfied by such action.

                        (c) Except as expressly contemplated in this Agreement or the other Transaction Documents, from the date hereof to and including the Closing Date, the Investor will not take any action, or willfully omit to do any act, that would result in any of the representations and warranties set forth in
Article III of this Agreement not being true in all material respects (or, in the case of any such representations or warranties which are qualified as to materiality, true in all respects) or take any action, or omit to do any act, that the Investor then Knows would result in any of the conditions set forth in Articles V and VI not being satisfied by such action.

                  4.2   Access to Information; Consultation; Confidentiality.

                        (a) From the date hereof until the Closing, the Company will, and will cause each of its Subsidiaries to, and KPMG will cause the Company and each of KPMG's Subsidiaries related to the Consulting Business to, subject to any applicable confidentiality restrictions of third parties (which each of the Company and KPMG will use reasonable efforts to remove; it being understood that in no event shall such reasonable efforts include the payment of any fee borne by KPMG or the Company or the surrender of any material right under any agreement) (i) allow the Investor and its officers, employees, counsel, accountants, consultants and other authorized representatives ("Representatives") to have reasonable access during normal business hours to the books, records, Contracts, facilities, management and personnel of the Company, KPMG and each of their respective Subsidiaries involved in the Consulting Business, (ii) furnish as promptly as practicable to the Investor and its Representatives all information and documents concerning the Company, KPMG and their respective Subsidiaries







                                      20.

involved in the Consulting Business that are in the possession of the Company, as the Investor or its Representatives may reasonably request, and (iii) cause the respective officers, employees and Representatives of the Company, KPMG and their respective Subsidiaries to reasonably cooperate in good faith with the Investor and its Representatives in connection with all such access. In addition, from the date hereof until the Closing the Company will and will cause each of its Subsidiaries to, and KPMG will cause the Company and each of KPMG's Subsidiaries related to the Consulting Business to, use reasonable efforts to consult with the Investor a reasonable period of time prior to entering into any Material transaction or arrangement or taking any Material action, in a manner which will allow the Investor a reasonable opportunity to evaluate and present its views to the Company regarding such Material transaction, arrangement or action, it being understood and agreed that the foregoing shall not limit the Company's discretion with respect to any such matter.

                        (b) All information and documents provided under this Section shall be kept confidential by the Investor and its Representatives, unless any such information or documents (i) is or becomes generally available to the public (other than as a result of a disclosure by the Investor or any of its Representatives), (ii) was already known by or available on a non-confidential basis to the Investor or its Representatives prior to being furnished by or on behalf of the Company, KPMG and their respective Subsidiaries hereunder, or (iii) is or becomes available to the Investor or its Representatives from a third party not bound by, directly or indirectly, any legal obligation to the Company, KPMG and their respective Subsidiaries to keep such information confidential. In the event of the termination of this Agreement in accordance with the terms hereof, the Investor will, upon the request of the Company, promptly deliver to the Company all written or electronic information and documents provided above under this Section, and any copies thereof, in the possession of the Investor or any of its personnel, and destroy any documents, files or analyses derived from any such confidential information or documents.

                        (c) Notwithstanding the foregoing, no investigation or review by the Investor or any of its Representatives shall affect or be deemed to modify any of the representations, warranties, covenants or agreements of the Company under this Agreement or otherwise; it being understood that, notwithstanding any right of the Investor fully to investigate the affairs of the Company, KPMG and their respective Subsidiaries, and notwithstanding any knowledge of facts determined or determinable by the Investor pursuant to any such investigation or right of investigation, the Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement.

                  4.3 Cooperation and Reasonable Efforts. Subject to the terms and conditions hereof, (a) each of the parties hereto shall reasonably cooperate with the other, and the Company will cause each of its Subsidiaries to reasonably cooperate with the Investor, in connection with consummating the transactions contemplated by this Agreement and the other Transaction Documents, and (b) each of the parties hereto agrees to, and the Company will cause each of its Subsidiaries to, use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement or any other Transaction Document. For purposes of this Section 4.3, the covenant of the parties to use their "reasonable





                                      21.

efforts" shall not require any party to (i) incur any unreasonable expenses,
(ii) agree to materially limit or adversely affect in any material respect the conduct of its business or (iii) divest itself of any material assets or Properties, in each case except as otherwise contemplated hereunder.

                  4.4 Consents and Approvals. As soon as practicable after the execution of this Agreement, subject to the last sentence of Section 4.3, each of the parties hereto shall, and the Company shall cause each of its Subsidiaries to, use all reasonable efforts to obtain any necessary Consents of, and make any filing with or give any notice to, any Governmental Entities and other Persons (including, without limitation, (i) pursuant to the HSR Act) as are required to be obtained, made or given by such party to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The parties hereto shall cooperate with one another in exchanging such information and reasonable assistance as may be required by any such Governmental Entity or as any other party may reasonably request in connection with the foregoing.

                  4.5 Notification of Certain Matters. Promptly after becoming aware thereof, each of the parties hereto shall give notice to the other of (a) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would cause, or is reasonably likely to cause any representation or warranty of the Company or the Investor, respectively, contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty which is qualified as to Materiality, untrue or inaccurate in any respect) at or prior to the Closing and (b) any material failure of the Company or the Investor, respectively, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.5 shall not cure such failure or limit or otherwise affect the remedies available hereunder to the parties receiving such notice. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, each of the parties hereto shall promptly notify the other of any action, suit, claim, litigation, proceeding or investigation of the type required to be described in Articles II or III that, to its Knowledge, is commenced or threatened, and of any material request for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby or by the Transaction Documents. The Company shall, as promptly as practicable, furnish to the Investor any and all further material filings and submissions made in connection with the Separation Documents, the Alliance Documents and any and all material written notices pursuant to the Transaction Documents.

                  4.6 Public Announcements. Each party hereto shall notify the other prior to issuing any press release or making any public statement pertaining to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without obtaining the reasonable approval of the other parties prior thereto, except that each party will in any event have the right to issue any such release or statement upon advice of its counsel that such issuance is required in order to comply with any applicable law or any listing agreement with, or rules of, a national securities exchange to which such party is a party or subject.

                  4.7 No Solicitation. Until the earlier of the consummation of the transactions contemplated hereby or the termination of this Agreement in accordance with the terms hereof,









                                      22.

KPMG, the Company, and each of their respective Subsidiaries and their respective officers, employees, Representatives and agents shall immediately cease any existing discussions, communications or negotiations, if any, with any Persons ("Prior Bidders") other than the Investor and its Representatives, conducted heretofore with respect to any direct or indirect acquisition or offering of all or any Material portion of the assets or Properties of, or any capital stock (including, without limitation, Common Stock or Preferred Stock) or other equity interest in, the Company, KPMG (relating to the Consulting Business) or any of their respective Subsidiaries or the Consulting Business, other than as contemplated in the last sentence of Section 2.5(a), or any business combination with the Company, KPMG (relating to the Consulting Business) or any of their respective Subsidiaries or the Consulting Business (whether by merger, consolidation, or otherwise) or any other transaction inconsistent with the consummation of, or similar in whole or in part to, the transactions contemplated herein (any of the foregoing, an "Alternative Transaction"), and will not, directly or indirectly, solicit, encourage, participate in or initiate discussions or negotiations with, or provide any information or documents to, or otherwise cooperate in any way with, any Person (other than the Investor and its Representatives) concerning any Alternative Transaction. KPMG and the Company shall notify the Investor orally and in writing if any bona fide proposal relating to an Alternative Transaction (an "Alternative Transaction Proposal") is received by KPMG, the Company, any of their respective Subsidiaries or (to the Knowledge of the Company and KPMG) their Affiliates or Representatives, or if any inquiry is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any of the foregoing Persons in connection with an Alternative Transaction or Alternative Transaction Proposal, promptly after receipt of such Alternative Transaction Proposal, inquiry, request or other communication. Such written notification shall include the identity of the Person making such Alternative Transaction Proposal, inquiry, request or other communication and such other information with respect thereto as is reasonably necessary to apprise the Investor of the precise nature of such inquiry, request or other communication, or the material terms of such Alternative Transaction Proposal, and all other material information relating thereto. The Company shall use all reasonable efforts to cause any confidential or proprietary materials relating to the Company, KPMG and their respective Subsidiaries previously furnished to Prior Bidders or other Persons in connection with an Alternative Transaction to be promptly returned to the Company.

                  4.8   Interim Financial Statements and Investment Reports.

                        (a) From the date hereof until the Closing Date, as soon as practicable (and in any event within five (5) Business Days) after they become available, the Company shall deliver to the Investor true and complete copies of (i) the consolidated balance sheet of the Consulting Business as at the end of each fiscal quarterly or annual period ending after September 30, 1999, and the related consolidated statements of income, retained earnings and cash flows of the Consulting Business for such interim fiscal year-to-date or annual period, and (ii) to the extent prepared, all monthly financial statements of the Company and/or any of its Subsidiaries (collectively, the "Interim Financial Statements"). In addition, during such period, if and when available, the Company shall deliver to the Investor true and complete copies of any budgets, business plans and financial projections, or modifications thereof, relating to the Consulting Business prepared for or furnished to the Board of Directors of KPMG.








                                      23.

                        (b) The Interim Financial Statements will each be prepared in accordance with GAAP consistently applied throughout the periods involved (and on a basis consistent with the Financial Statements) and will be derived from the books and records of the Company, KPMG and their respective Subsidiaries, and will present fairly in all material respects the consolidated financial position of the Consulting Business as at the respective dates thereof and the results of operations of the Consulting Business for the respective periods then ended, except that quarterly and monthly Interim Financial Statements will not be required to contain full footnote disclosures in accordance with GAAP and may be subject to normal year-end audit adjustments.

                  4.9   Securities Legends.

                        (a) Each certificate evidencing ownership of shares of Series A Shares shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the following form, so long as applicable:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES OF COMMON STOCK OF THE CORPORATION ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION. THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES OF COMMON STOCK OF THE CORPORATION ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF IS FURTHER SUBJECT TO RESTRICTIONS CONTAINED IN AN INVESTOR RIGHTS AGREEMENT BY AND AMONG CISCO SYSTEMS, INC., KPMG LLP AND THE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY."

                        (b) Each certificate evidencing ownership of Conversion Shares shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the following form, so long as applicable:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS FURTHER





                                      24.

                  SUBJECT TO RESTRICTIONS CONTAINED IN AN INVESTOR RIGHTS AGREEMENT BY AND AMONG CISCO SYSTEMS, INC., KPMG LLP AND THE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY."

                        (c) Notwithstanding the foregoing, upon receipt by the Company of evidence and documents reasonably satisfactory to it of the termination of the requirement that all or any part of any of the foregoing legends be placed upon a certificate and upon the written request of the holders of the securities represented thereby, the Company shall issue certificates for such securities that do not bear such legend.

                  4.10  Exclusive Relationship.

                  (a) During the five (5) years following the Closing, unless the Alliance Agreement shall have been terminated by the Company (and no other party) in accordance with its terms, neither KPMG nor the Company will, directly or indirectly, enter into any agreement, understanding or arrangement with any of the following companies, including any of their respective controlled affiliates, subsidiaries, successors or assigns (the "Specified Companies"), providing for any merger, consolidation or other business combination involving the Company or sale of all or any Material portion of the assets of the Company (each, a "Restricted Transaction") to any of the same: (i) Lucent Technologies Inc., (ii) Nortel Networks Corporation, (iii) Alcatel S.A. and (iv) a company to be identified by the Investor at or prior to the Closing; provided, however that the parties hereto agree that during each twelve (12) month period following the Closing Date (each, an "Election Period"), the Investor may submit (a "Submission"), on one (1) occasion during each such Election Period, to both KPMG and the Company a revised list of Specified Companies (each such revision, a "Specified Company List") set forth in this
Section 4.10, with the understanding that such revised list of Specified Companies shall (A) on the date thereof, replace the companies listed in clauses
(i), (ii), (iii) and (iv) of this Section 4.10 to the extent that the revised list of companies is different from the list of companies identified pursuant to such clauses, (B) include, as contemplated herein, any of their respective controlled affiliates, subsidiaries, successors or assigns, and (C) not, as initially set forth in this Section 4.10, exceed four companies (not including, for the purposes of this paragraph (C), any of their respective controlled affiliates, subsidiaries, successors or assigns). If the Company determines, in the reasonable good faith judgment of its Board of Directors, that a Specified Company, appointed by the Investor to a Specified Company List or pursuant to clause (iv) above, is a company with which the Company is unable to engage in or consummate any Restricted Transaction because of the auditor independence rules promulgated by regulatory bodies (the "Auditor Independence Rules"), including the U.S. Securities and Exchange Commission, the American Institute of Certified Public Accountants, the Independence Standards Board, and the state boards of accountancy (each, a "Preempted Specified Company"), then the Company shall (i) not be required, during that Election Period, to designate such Preempted Specified Company or Companies as a Specified Company on the Specified Company List and (ii) reduce the number of companies that are allowed to be set forth on the current and any subsequent Specified Company List by the number of such Preempted Specified Companies. The Investor agrees that any company selected pursuant to clause (iv) above or any company set forth on a Specified Company List pursuant to this Section 4.10(a) or 4.10(d) shall be a company that is a direct competitor of the Investor and that is of comparable significance to






                                      25.

the companies named in clauses (i), (ii), and (iii) above and shall only be included after consultation with the Company and KPMG.

                        (b) In the event that any such Preempted Specified Company is no longer unable to engage in or consummate any Restricted Transaction with the Company, each of KPMG and the Company shall immediately (i) provide notice of such change in status regarding any such Preempted Specified Company to the Investor, (ii) increase the number of companies which are allowed to be set forth on the current and any subsequent Specified Company List by one, and (iii) include the Preempted Specified Company as a Specified Company on the Specified Company List (with the understanding that such a change does not in any way affect, or take away, the Investor's right to a Submission during any Election Period as provided in Section 4.10 (a)). It is further understood and agreed to by the parties hereto that, if the Investor makes a Submission to the Company, during any Election Period, which adjusts the Specified Companies List by replacing a Preempted Specified Company with a new Specified Company, then the Company shall immediately (i) increase the number of companies which are allowed to be set forth on the current and any subsequent Specified Company List by one and (ii) include the new Specified Company on the Specified Company List.

                        (c) Notwithstanding anything in this Agreement or in any Transaction Document to the contrary, if at any time prior to the fifth anniversary of the Closing but after the expiration of the Restricted Period:

                              (i)   the Investor directly or indirectly sells,
transfers, assigns, pledges or otherwise disposes of Series A Shares (or the shares of Common Stock into which such Series A Shares are convertible) in an amount greater than seventy-five percent (75%) of the Series A Shares (and shares of Common Stock into which such Series A Shares are convertible) held by the Investor as of the Closing; and

                              (ii)   the gross revenue of the Company actually
derived from the Alliance is less than Forty Million Dollars ($40,000,000) per quarter for each of two consecutive quarters;

then the provisions of this Section 4.10, Section 2.5 of the Investor Rights Agreement, and Section 3 of the Alliance Agreement shall, upon the occurrence of the events set forth in clauses (i) and (ii), automatically terminate and shall no longer be applicable to KPMG, the Company, or Cisco.

                        (d) Notwithstanding anything to the contrary contained herein, at least thirty (30) days prior to the filing by the Company of a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, regarding an initial public offering of the common stock of the Company, the Company shall provide notice (the "IPO Notice") to the Investor of such proposed filing. The date of such notice is referred to herein as the IPO Notice Date. Within twenty (20) days following the IPO Notice Date, the Investor shall deliver to the Company a final list of a total of up to four (4) Specified Companies, none of which may be a company with which the Company is then unable to engage in or consummate any Restricted Transaction because of the Auditor Independence Rules. Upon the submission of this final list of Specified Companies, the Investor shall not have any right to revise or amend such list until the termination of this Section 4.10; provided, however, that if the Company files





                                      26.

such registration statement and then withdraws such filing from the Securities and Exchange Commission, the provisions of Section 4.10(a) shall control and the Investor may submit a Submission during an Election Period until the Company elects to deliver another IPO Notice to the Investor.

                        (e) Notwithstanding anything herein to the contrary, each of KPMG and the Company shall be permitted to perform its obligations pursuant to any agreement, understanding or arrangement with any Specified Company not specified herein or pursuant to Section 4.10(a)(iv) that was entered into by KPMG or the Company prior to the date such company became a Specified Company.

                        4.11 Additional Capital. Prior to a Qualified IPO, KPMG shall lend up to $100 million to the Company, at an interest rate per annum equal to 1% below the prime rate as announced by the Chase Manhattan Bank N.A., and upon other terms and conditions reasonably acceptable to the Investor, to the extent necessary to enable the Company to meet its contractual commitments to the Investor under the Alliance Agreement.

                        4.12 Fees of Counsel. At or prior to the Closing, KPMG shall pay the reasonable fees and expenses of Brobeck, Phleger & Harrison LLP, special counsel to the Investor, of up to $342,000 incurred in connections with the transactions contemplated by the Transaction Documents, provided however, that KPMG shall not be obligated to pay any fees under this Section 4.12 in the event that this Agreement is terminated prior to Closing.










                                      27.

                                   ARTICLE V

                          CONDITIONS TO THE OBLIGATION
                            OF THE INVESTOR TO CLOSE

                  The obligation of the Investor to purchase the Series A Shares at the Closing shall be subject to the satisfaction of the following conditions at or prior to the Closing:

                  5.1 Representations Warranties and Covenants. The representations and warranties of the Company and KPMG contained in this Agreement which are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representations and warranties which are made as of and relate solely to a specified earlier date (other than the date hereof) shall be so true and correct as of such earlier date. Each of the Company and KPMG shall have performed and complied in all material respects with all covenants, conditions and agreements required to be performed or complied with by the Company hereunder on or prior to the Closing Date.

                  5.2 Consents. All Consents required in connection with the purchase and sale of the Series A Shares and the consummation of the Closing (other than non-Material Consents from third parties) shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon the Investor, the Company, KPMG or any of their respective Subsidiaries or the Consulting Business of any Material condition, restriction or required undertaking.

                  5.3 No Injunction or Illegality. No injunction, order, decree or judgment shall have been issued by any court or other Governmental Entity of competent jurisdiction and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits the consummation of the purchase and sale of the Series A Shares or the issuance of any Conversion Shares.

                  5.4 HSR Act. The required waiting period applicable to the purchase and sale of the Series A Shares under the HSR Act shall have expired or been earlier terminated.

                  5.5 Opinions of Counsel to the Company. The Investor shall have received, in form and substance reasonably acceptable to the Investor, the opinion of Sidley & Austin, special counsel to KPMG and the Company and the opinion of Claudia Taft, the General Counsel of KPMG.

                  5.6 Certificates. Each of KPMG, the Company and their respective Subsidiaries shall have delivered to the Investor (a) copies of the resolutions adopted by its Board of Directors and partners or securityholders (as the case may be), certified as of the Closing Date by the corporate secretary or assistant secretary of the Company, authorizing and approving this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Series A Shares),

                                       28.

and (b) a certificate dated the Closing Date, signed by an executive officer of the Company, certifying as to the fulfillment of the conditions set forth in Sections 5.1, 5.12 and 5.14. In addition, the Company shall have furnished the Investor with such other certificates and closing documents as the Investor may reasonably request and which are customary for transactions of the type contemplated hereby.

                  5.7 Certificate of Designation. The Certificate of Designation shall have been filed by the Secretary of the State of the State of Delaware, and shall have become effective.

                  5.8 Election of Directors. The two (2) persons designated by the Investor shall have been duly elected or appointed as members of the Board of Directors of the Company, and at least one such person as selected by the Investor shall have been duly appointed as a member of each committee of such Board, in each case effective at or prior to the Closing.

                  5.9 Alliance Agreements. The Alliance Documents shall be in full force and effect in accordance with their terms. Each party to the Alliance Documents other than the Investor shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by such party thereunder, and no such party shall be in material default thereunder. In addition, the representations and warranties of KPMG contained in the Alliance Documents shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  5.10 The Investor Rights Agreement. The Company and KPMG shall have duly executed and delivered an Investor Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Investor Rights Agreement").

                  5.11 Reservation of Common Stock. The Company shall at the time of the Closing have reserved enough shares of Common Stock to effect the issuance of all Conversion Shares.

                  5.12 Separation. As of the Closing, the Separation shall have been consummated substantially in accordance with the terms of the Separation Documents and all applicable laws and regulatory requirements and each of the Separation Documents shall be in full force and effect in accordance with their terms (it being understood that the Member Agreements for purposes of this condition shall be considered generally together as a whole and not individually). Each party to the Separation Agreement shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by each party thereunder, and no such party shall be in material default thereunder.

                  5.13 Transfer Taxes. The Company shall have caused all appropriate stock transfer Tax stamps to be affixed to the certificate or certificates representing the Series A Shares so sold and delivered, if any.

                  5.14 No Material Adverse Effect. There shall not have occurred any Material Adverse Effect since the date hereof.


                                      29.

                  5.15 Accounting. The Investor shall be reasonably satisfied that the Securities and Exchange Commission will permit the Investor to account for its investment in the Company under the "cost-accounting" method under GAAP.

                                       30.

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATION
                        OF THE COMPANY AND KPMG TO CLOSE

                  The obligation of the Company to issue and sell (and of KPMG to cause the Company to issue and sell) the Series A Shares at the Closing shall be subject to the satisfaction of the following conditions at or prior to the
Closing:

                  6.1 Representations, Warranties and Covenants. The representations and warranties of the Investor contained in this Agreement which are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representations and warranties which are made as of and relate solely to a specified earlier date (other than the date hereof) shall be so true and correct as of such earlier date. The Investor shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by the Investor hereunder on or prior to the Closing Date.

                  6.2 Consents. All Consents required in connection with the purchase and sale of the Series A Shares and the consummation of the Closing (other than non-Material Consents from third parties) shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon the Company, KPMG or any of their respective Subsidiaries of any Material condition, restriction or required undertaking.

                  6.3 No Injunction or Illegality. No injunction, order, decree or judgment shall have been issued by any court or other Governmental Entity of competent jurisdiction and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits the consummation of the purchase and sale of the Series A Shares.

                  6.4 HSR Act. The required waiting period applicable to the purchase and sale of the Securities under the HSR Act shall have expired or been earlier terminated.

                  6.5 Certificates. The Investor shall have delivered to KPMG and the Company (a) a copy of the resolutions adopted by its Board of Directors or Committee thereof, certified as of the Closing Date by the corporate secretary or assistant secretary of the Investor, authorizing and approving this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby (including, without limitation, the purchase of the Series A Shares), and (b) a certificate dated the Closing Date, signed by an executive officer thereof, certifying as to the fulfillment of the conditions set forth in Section 6.1.

                  6.6 Certificate of Designation. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and shall have become effective.


                                       31.

                  6.7 Alliance Agreements. The Alliance Documents shall be in full force and effect in accordance with their terms. The Investor shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by the Investor under the Alliance Documents, and shall not be in material default thereunder. In addition, the representations and warranties of the Investor contained in the Alliance Documents shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  6.8 Opinion of Counsel to the Investor. KPMG and the Company shall have received, in form and substance reasonably acceptable to KPMG and the Company, the opinion of Brobeck, Phleger & Harrison LLP, special counsel to the Investor.

                  6.9 Separation. As of the Closing, the Separation shall have been consummated.

                  6.10 Accounting. KPMG and the Company shall be reasonably satisfied that the Securities and Exchange Commission will permit the Investor to account for its investment in the Company under the "cost-accounting" method under GAAP.

                                       32.

                                  ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

                  7.1 Survival. The representations and warranties of the parties contained in this Agreement, or in any Schedule hereto or any, certificate delivered pursuant to Section 5.6 or Section 6.5 hereof, shall survive until the earlier of (i) March 31, 2001 or (ii) December 31, 2000 if, and only if, the Company has consummated a Qualified IPO by that date; provided, however, that (a) the representations and warranties set forth in Sections 2.18 (Employee Benefit Plans) and 2.23 (Exemption from Registration) shall expire upon expiration of all applicable statute of limitations periods, (b) the representations and warranties set forth in Section 2.21 (Tax Matters) with respect to a Tax shall survive the Closing and shall terminate and expire upon the lapse of the statute of limitations for the assessment of such Tax, except that the representations and warranties with respect to any Tax that is resolved pursuant to a refund, setoff, or mitigation proceeding shall survive the Closing and terminate sixty (60) days after the final administrative or judicial determination thereof, (c) the representations and warranties set forth in Sections 2.2 (Authorization, Validity and Enforceability) and 2.3 (No Conflicts), insofar as they relate to the Alliance Documents and/or the Investor Rights Agreement, shall survive for the period in which the Alliance Documents or the Investor Rights Agreement are in effect, and (d) the representations and warranties set forth in Sections 2.5 (Capitalization), 2.6 (Title to Securities), 2.7 (Subsidiaries) (excluding paragraph (b) thereof), and 2.24(b) (Transaction Document Representations) shall survive forever. The covenants and agreements of the parties contained in this Agreement that by their terms are required to be performed by any party hereto "on or prior to the Closing Date" shall remain in full force and effect until the first anniversary of the Closing Date, and all other covenants and agreements hereunder shall remain in full force and effect in accordance with the terms hereof.

                  7.2 Indemnification.

                      (a) The Company and KPMG, and each of their respective Subsidiaries, hereby agree to indemnify, defend, and hold harmless the Investor (and its directors, officers, Affiliates, successors, and assigns) from and against any out-of-pocket losses, liabilities, damages, costs, or expenses, including interest, penalties, and reasonable attorneys' fees and expenses, (collectively, "Losses"), or other diminution in the value of the Series A Shares, arising out of, based upon, or otherwise resulting from (i) any inaccuracy in any representation or breach of any warranty of the Company or KPMG contained in this Agreement or in any Schedule hereto or certificate delivered pursuant to Article V or (ii) the breach or nonfulfillment of any covenant, agreement, or other obligation of the Company or KPMG under this Agreement, the Investor Rights Agreement or the Certificate of Designation; it being understood that the Company, KPMG and their respective Subsidiaries shall not be obligated to further indemnify the Investor (and its directors, officers, Affiliates, successors and assigns) on account of any further diminution in value of the Series A Shares resulting solely from the payment of any amount due to the Investor pursuant to Section 7.2(a)(i) or (ii).

                                       33.

                  (b) The Investor hereby agrees to indemnify, defend, and hold harmless KPMG and the Company (and their respective directors, officers, partners, principals, Affiliates, successors, and assigns) from and against any Losses arising out of, based upon, or otherwise resulting from (i) any inaccuracy in any representation or breach of any warranty of the Investor contained in this Agreement or in any Schedule hereto or certificate delivered pursuant to Article VI or (ii) the breach or nonfulfillment of any covenant, agreement, or other obligation of the Investor under this Agreement, the Investor Rights Agreement, or the Certificate of Designation.

                  (c) Promptly after the receipt by any party hereto of notice of any third-party claim or the commencement of any third-party action, suit or proceeding subject to indemnification hereunder (a "Third-Party Claim"), such party (the "Indemnified Party") will, if a claim in respect thereto is to be made against any party obligated to provide indemnification hereunder (the "Indemnifying Party"), give such Indemnifying Party prompt written notice of such Third-Party Claim; provided, however, that the failure to provide such notice will not relieve the Indemnifying Party of any of its obligations, or impair the right of the Indemnified Party to indemnification pursuant to this
Section 7.2 unless, and only to the extent that, such failure materially prejudices the Indemnifying Party's opportunity to defend or compromise the Third-Party Claim or such failure directly increases the amount of indemnification payments hereunder over and above the amount thereof that would otherwise have been payable had such notice been provided as aforesaid. If the Indemnified Party is not a litigant, participant, or real party in interest in the Third-Party Claim, the Indemnifying Party shall be entitled and required to assume the defense of such Third-Party Claim and defend the same at its own expense and shall have sole authority to compromise or settle the same. If the Indemnified Party is a litigant, participant, or real party in interest in the Third-Party Claim (an "Interested Third-Party Claim"), the Indemnifying Party shall have the right, at its option, to defend at its own expense and by its own counsel such Interested Third-Party Claim, provided that (i) such counsel is reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party is kept reasonably informed of all developments, is furnished with copies of all documents and papers related thereto, and is given the right to participate in the defense and investigation thereof at the expense of the Indemnified Party as provided below, and (iii) such counsel proceeds with diligence and in good faith with respect thereto. If any Indemnifying Party shall undertake to defend any Interested Third-Party Claim, it shall notify the Indemnified Party of its intention to do so promptly (and in any event no later than thirty (30) days) after receipt of notice of the Interested Third-Party Claim, and the Indemnified Party agrees to cooperate in good faith with the Indemnifying Party and its counsel in the defense of such Interested Third-Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in the defense and investigation of any such Interested Third-Party Claim with its own counsel at its own expense, except that the Indemnifying Party shall bear the expense of one such separate counsel if (A) in the written opinion of counsel to the Indemnified Party reasonably acceptable to the Indemnifying Party, the use of counsel of the Indemnifying Party's choice to represent both the Indemnifying Party and the Indemnified Party in such matter would be expected to give rise to a conflict of interest, (B) there are or may be legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (C) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of such Interested Third-Party Claim is given to the Indemnifying Party or after notice that the Indemnifying Party intends to assume the defense of the Interested

                                       34.

Third-Party Claim is given to the Indemnified Party, or (D) the Indemnifying Party shall authorize the Indemnified Party in writing to employ separate counsel at the expense of the Indemnifying Party. The Indemnifying Party shall not settle any Interested Third-Party Claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld (except that no such consent shall be required if such settlement contains a complete release of all liability related to such Interested Third-Party Claim). If, under the foregoing provisions, the Indemnified Party assumes control of the defense of any Interested Third-Party Claim, the Indemnified Party shall not settle such Interested Third-Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

                  (d) Except to the extent otherwise required by law, any indemnity payment made pursuant to this Section 7.2 or other payment made pursuant to this Agreement shall be treated by the parties and their Affiliates on their Tax Returns as an adjustment to the consideration being provided for the Series A Shares hereunder. For purposes of this Section 7.2, Losses shall include any tax liabilities of the Indemnified Party resulting from the indemnity payments and shall be reduced by the Indemnified Party by any tax benefits realized by the Indemnified Party as a result of the losses, liabilities, damages, costs or expenses included in computing the Losses.

                  (e) Notwithstanding the foregoing, no Indemnified Party shall be entitled to payment from an Indemnifying Party under this Section 7.2, unless and until the total value of any claim or claims, whether considered individually or in the aggregate, exceeds $10,000,000 in value (the "Indemnity Threshold"). Once the Indemnity Threshold has been exceeded, the Indemnified Party is entitled to reimbursement for the total value of any claim or claims (including the initial $10,000,000).


             7.3  Limitations.

                  (a) In no event shall any party be liable hereunder, to another party to this Agreement, for consequential, special, exemplary or punitive damages, including, but not limited to, damages consisting of business interruption or lost profits, damages for lost value of the Company, or damages computed on a multiple of earnings or similar basis, arising from breach of this Agreement (it being understood that this Section 7.3 shall in no event limit the indemnification obligations of Section 7.2 for damages, including consequential, special, exemplary, or punitive damages, suffered by a third party that are the subject of a Third-Party Claim).

                  (b) Thirty (30) days after the Closing, the Company shall assume all obligations of KPMG hereunder and KPMG shall have no further liability for any representations, warranties, covenants, indemnities or other agreements included in this Agreement; provided, however, that KPMG shall in any event remain liable and responsible for (i) any fraud, gross negligence, or willful misconduct on the part of KPMG and (ii) any breach or default under Sections 2.24(c) or 4.11 hereof.

                                       35.

                                  ARTICLE VIII

                                   TERMINATION

             8.1 Termination of Agreement. This Agreement may be terminated prior to the Closing:

                  (a) by either party hereto, upon written notice to the other if, without fault of the terminating party, the Closing shall not have occurred on or before February 29, 2000; provided, however, that a party shall not be entitled to terminate the Agreement on account of this paragraph (a) in the event that the conditions to Closing have not been satisfied on account of such party's breach of its representations, warranties or covenants; or

                  (b) by either party hereto, upon written notice to the other, if the Separation Agreement is terminated or any party thereto becomes unable to consummate the Separation in accordance with the terms thereof (in each case without any breach or default by the party so terminating this Agreement); or

                  (c) by either party hereto, upon written notice to the other, if there has been a material breach or default of any covenant or agreement hereunder or under any of the Alliance Documents on the part of such other party or, in the case of any such Alliance Document, any other party thereto, which breach or default is not curable or, if curable, is not cured within fifteen
(15) Business Days after notice to such party of the breach or default; or

                  (d) at any time by mutual agreement in writing of the parties hereto.

             8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall thereafter become void and have no effect, and (subject to the next sentence) no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except that the provisions of Section 4.2 (Access to Information; Consultation; Confidentiality), Section 4.6 (Public Announcements), Section 7.2 (Indemnification), Article X (Miscellaneous), and this Section 8.2 shall survive any such termination. Nothing herein shall relieve any party from liability for any breach of any of its representations, warranties, covenants or agreements contained in this Agreement prior to termination of this Agreement.



                                   ARTICLE IX
                                   DEFINITIONS

             9.1 Definitions. The following terms when used in this Agreement (including the Schedules and Exhibits hereto) shall have the following respective meanings:

             "Affiliate" of a Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. For purposes of this definition and the definition of "Subsidiary" below, "control" (or

                                     36.

"controlled," as the context may require) shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

                  "Agreement" has the meaning set forth in the first paragraph of this Agreement.

                  "Alliance" has the meaning set forth in the Alliance
 Agreement.

                  "Alliance Agreement" means that certain Alliance Agreement dated as of December 15, 1999 between KPMG and the Investor.

                  "Alliance Documents" means the Alliance Agreement and each other Contract entered into or delivered pursuant to the formation of the Alliance as of the Closing.

                  "Alternative Transaction" and "Alternative Transaction Proposal" have the respective meanings set forth in Section 4.7.

                  "Auditor Independence Rules" has the meaning set forth in
Section 4.10.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in California or New York are required or authorized by law to be closed.

                  "Certificate of Designation" has the meaning set forth in the recitals of this Agreement.

                  "Closing" has the meaning set forth in Section 1.2.

                  "Closing Date" has the meaning set forth in Section 1.2.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

                  "Common Stock" has the meaning set forth in the recitals of this Agreement.

                  "Company" has the meaning set forth in the first paragraph of this Agreement.

                  "Company Auditors" has the meaning set forth in Section 2.9.

                  "Consents" has the meaning set forth in Section 2.4.

                  "Consulting Business" has the meaning set forth in the Separation Agreement. "Consulting Intellectual Property" has the meaning set forth in Section 2.17.

                  "Contracts" means all written or binding oral contracts, agreements, undertakings, indentures, notes, debentures, bonds, loans, instruments, leases, mortgages, franchise, license, commitments or other binding arrangements.

                  "Conversion Shares" has the meaning set forth in Section 2.6.

                                      37.

                  "Disclosure Schedule" has the meaning set forth in the first paragraph of Article II.

                  "Election Period" has the meaning set forth in Section 4.10.

                  "Environmental Laws" means the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Federal Solid Waste Disposal Act, the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Occupational Safety and Health Act, each as amended, and all other environmental statutes enacted by any Governmental Entity, and any executive order, ordinances, rules or regulations promulgated under any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "Financial Statements" means (i) the audited combined statements of assets and liabilities of the Consulting Business at June 30, 1999, 1998 and 1997 and the related combined statement of revenues and expenses and combined statements of cash flows of the Consulting Business for the periods then ended, including in each case the related notes and auditor's report thereon, and (ii) the unaudited combined statement of assets and liabilities of the Consulting Business at September 30, 1999 and the related combined statement of revenues and expenses and combined statement of cash flows of the Consulting Business for the fiscal year-to-date periods then ended.

                  "GAAP" means United States generally accepted accounting principles.

                  "Governmental Entity" means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental or regulatory authority, body or instrumentality, including any industry or other non-governmental self-regulatory organizations.

                  "HSR Act" has the meaning set forth in Section 2.2.

                  "Indemnified Party" and "Indemnifying Party" have the respective meanings set forth in Section 7.2.

                  "Indemnity Threshold" has the meaning set forth in Section
7.2.

                  "Intellectual Property" has the meaning set forth in Section 2.17.

                  "Interested Third Party Claim" has the meaning set forth in
Section 7.2.

                  "Interim Financial Statements" has the meaning set forth in
Section 4.8.

                  "Investor" has the meaning set forth in the first paragraph of this Agreement.


                                      38.

                  "Investors' Rights Agreement" has the meaning set forth in
Section 5.10.

                  "IPO Notice" has the meaning set forth in Section 4.10.

                  "IPO Notice Date" has the meaning set forth in Section 4.10.

                  "IRS" means the United States Internal Revenue Service.

                  "Knowledge" means (i) with respect to any natural person, the actual knowledge, after reasonable inquiry, of such person or (ii) with respect to any corporation or other entity, the actual knowledge of such party's executive officers and directors provided that such persons shall have made reasonable inquiry of those employees of such party whom such executive officers and directors reasonably believe would have actual knowledge of the matters represented.

                  "KPMG" has the meaning set forth in the first paragraph of this Agreement.

                  "KPMG Firms" has the meaning set forth in Section 2.5.

                  "Liability" and "Liabilities" have the meanings set forth in
Section 2.10.

                  "Lien or Encumbrance" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right, easement, servitude, transfer limit, restriction, title defect or other encumbrance.

                  "LLC" has the meaning set forth in the recitals.

                  "Losses" has the meaning set forth in Section 7.2.

                  "Material" means any event, change, condition or effect which
(i) is material to the Consulting Business or, after the Separation, the Company and its subsidiaries, taken as a whole, or (ii) would have a material adverse effect on the ability of KPMG, the Company or any other party to execute and deliver this Agreement, any Separation Document (it being understood that, with respect to the Member Agreements, this definition of Material considers such Member Agreements taken as a whole and not individually), any Alliance Document or any other Transaction Document, to perform its obligations hereunder or thereunder, or to consummate the sale of Series A Shares hereunder, the Separation, the formation of the Alliance or any other transaction contemplated hereunder or thereunder or to prevent or materially alter or delay the purchase of Series A Shares, the Separation, the formation of the Alliance or any of the other transactions contemplated by this Agreement.

                  "Material Adverse Effect" means any event, change condition or effect that individually or in the aggregate together with other events, changes, conditions or effects (i) is materially adverse to the Consulting Business or, after the Separation, the Company and its subsidiaries, taken as a whole, or (ii) would have a material adverse effect on the ability of KPMG, the Company or any other party to execute and deliver this Agreement, any Separation Document (it being understood that, with respect to the Member Agreements, this definition of Material considers such Member Agreements taken as a whole and not individually), any

                                      39.

Alliance Document or any other Transaction Document, to perform its obligations hereunder or thereunder, or to consummate the sale of Series A Shares hereunder, the Separation, the formation of the Alliance or any of the other transactions contemplated hereunder or thereunder, or to prevent or materially alter or delay the purchase by the Investor from the Company of Series A Shares, the Separation, the formation of the Alliance or any of the other transactions contemplated by this Agreement, other than any event, change, condition or effect relating to generally applicable economic conditions or relating to conditions generally applicable to the industry of the Consulting Business in general.

                  "Member Agreements" shall mean those agreement set forth in clauses (ii), (iii), (iv), (v) and (vi) under the definition of Separation Documents in this Section 9.1.

                  "Outsourcing Agreement" shall mean that agreement set forth in clause (i) under the definition of Separation Documents in Section 9.1.

                  "Permits" means all licenses, certificates of authority, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings under any federal, state, local or foreign laws or with any Governmental Entities.

                  "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity or other entity or organization.

                  "Plan" means "any employee benefit plan" (as that term is defined in section 3(3) of ERISA), as well as any other formal or informal plan, arrangement or contract involving direct or indirect compensation, in which any current or former officers or employees of the Company, KPMG or any of their respective Subsidiaries involved in the Consulting Business participate, or to which the Company, KPMG or any of their respective Subsidiaries has any liability related to the Consulting Business or under which the Company, KPMG or any of their respective Subsidiaries has any present or future obligations or liability on behalf of their respective employees or former employees involved in the Consulting Business or their dependents or beneficiaries, including but not limited to, each retirement, pension, profit-sharing, thrift, savings, target benefit, employee stock ownership, cash or deferred, multiple employer, multiemployer or other similar plan or program, each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan, each other program providing payment or reimbursement for or of medical, dental or visual care, psychiatric counseling, or vacation, sick, disability or severance pay and each other "fringe benefit" plan or arrangement.

                  "Preempted Specified Company" has the meaning set forth in
Section 4.10.

                  "Preferred Stock" has the meaning set forth in Section 2.5.

                  "Prior Bidders" has the meaning set forth in Section 4.7.

                  "Property" means any real, personal or mixed property, whether tangible or intangible.


                                      40.

                  "Purchase Price" has the meaning set forth in Section 1.1.

                  "Qualified IPO" has the meaning set forth in the Investor Rights Agreement.

                  "Redemption Value" has the meaning set forth in the Certificate of Designation.

                  "Representatives" has the meaning set forth in Section 4.2.

                  "Restricted Period" has the meaning set forth in the Investors' Rights Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Separation" has the meaning set forth in the recitals of this Agreement.

                  "Separation Documents" means the Separation Agreement and each other Contract (which, viewed singly, is Material) entered into or delivered pursuant to the same, including the following (as they are each defined in the Separation Agreement): (i) the Outsourcing Agreement, (ii) the KPMG Qualified Member Distribution Agreements (not individually, but generally taken as a whole), (iii) the Consulting Qualified Member Distribution Agreements (not individually, but generally taken as a whole), (iv) the KPMG Non-Qualified Member Distribution Agreements (not individually, but generally taken as a whole), (v) the Consulting Non-Qualified Member Distribution Agreements (not individually, but generally taken as a whole), (vi) the Consulting Non-Eligible Member Agreements (not individually, but generally taken as a whole), (vii) the Registration Rights Agreement, (viii) the Separation Note, and (ix) the Leased Asset Agreement.

                  "Series A Preferred Stock" and "Series A Shares" have the respective meanings set forth in the recitals of this Agreement.

                  "Specified Companies" has the meaning set forth in Section
4.10.

                  "Specified Company List" has the meaning set forth in Section 4.10.

                  "Submission" has the meaning set forth in Section 4.10.

                  "Subsidiary" means, with respect to any Person, any entity controlled (as such term is defined in the definition of "Affiliate" above) by such Person.

                  "Systems" has the meaning set forth in Section 2.26.

                  "Tax" and "Taxes" mean all income, profits, gains, gross

receipts, net worth, premium, value added, ad valorem, sales, use, excise, stamp, transfer, franchise, withholding, payroll, employment, occupation, severance, unemployment insurance, social security and property taxes, and all other taxes of any kind whatsoever (including estimated taxes), together with any interest, penalties and additions thereto imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, including all amounts imposed as a result of being a member of an affiliated or combined group, as a result of


                                      41.

being a transferee or successor in interest or as a result of a contractual indemnification agreement.

                  "Tax Return" means all returns, reports, elections, estimates, declarations, information statements and other forms and documents (including all schedules, exhibits, and other attachments thereto) relating to, and required to be filed in connection with, any Taxes (including estimated Taxes).

                  "Third Party Claim" has the meaning set forth in Section 7.2.

                  "Transaction Documents" means, collectively, (a) this Agreement, (b) the Certificate of Designation, (c) the Investor Rights Agreement, (d) the Alliance Documents, and (e) the Separation Documents, and (f) each other Contract (which, viewed singly, is Material) entered into or delivered pursuant to any of the same or the transactions contemplated hereby or thereby. For purposes of this Agreement, the Separation and the Alliance shall be deemed a transaction contemplated by this Agreement, and all references to the "consummation" of the Alliance shall mean the formation of the Alliance.

                  "Transaction Securities" has the meaning set forth in Section 3.6.

                  "Voting Securities" means all outstanding capital stock or other securities of the Company entitled to vote generally for the election of directors or on any matters on which the holders of Common Stock are entitled to vote, whether under ordinary circumstances, contingently or otherwise.

                  "Year 2000 Compliant" has the meaning set forth in Section
2.26.



                                   ARTICLE X

                                  MISCELLANEOUS

             10.1 Notices. Any notices and other communications required to be given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand (against written receipt) or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one of the other means specified in this Section
10.1 as promptly as practicable thereafter) Notices are to be addressed as follows:

                           (a)      If to KPMG to:

                           KPMG LLP
                           345 Park Avenue
                           New York, New York 10154


                                      42.

                           Attention: Chairman
                           Telecopy No.: (212) 758-9819

                           With a copy to:
                           KPMG LLP
                           280 Park Avenue
                           New York, New York 10017
                           Attention: Claudia Taft
                           Telecopy No.: (212) 909-5485

                           and

                           Sidley & Austin
                           Bank One Plaza
                           10 South Dearborn Street
                           Chicago, Illinois 60603
                           Attention: Paul L. Choi, Esq.
                           Telecopy No.: (312) 853-7036

                           (b)      If to the Company to:

                           KPMG Consulting, Inc.
                           Three Chestnut Ridge Road
                           Montvale, New Jersey 07645
                           Attention: Chief Financial Officer
                           Telecopy No.:    (201) 505-6262

                           with a copy to:

                           KPMG LLP
                           280 Park Avenue
                           New York, New York 10017
                           Attention: Claudia Taft
                           Telecopy No.: (212) 909-5485

                           and

                           Sidley & Austin
                           Bank One Plaza
                           10 South Dearborn Street
                           Chicago, Illinois 60603
                           Attention:  Paul L. Choi, Esq.
                           Telecopy No.: (312) 853-7036

                           (c)      If to the Investor to:

                           Cisco Systems, Inc.


                                      43.

                           170 West Tasman Drive
                           San Jose, California 95134
                           Attention:  Larry Carter
                           Telecopy No.: (408) 526-4545

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, California 94303
                           Attention: Curtis L. Mo, Esq.
                           Telecopy No.: (650) 496-2885

or to such other respective addresses as any of the parties hereto shall designate to the others by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

             10.2 Fees and Expenses. Except as provided herein, each of the parties hereto shall pay its own respective fees and expenses (including, without limitation, the fees and disbursements of any attorneys, accountants, investment bankers, consultants or other Representatives) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

             10.3 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach or default by the other party under this Agreement, the other party hereto would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that in such case (i) each defaulting party hereto will waive, in any action, suit or proceeding for specific performance or other relief referred to in this paragraph, the defense of adequacy of money damages or a remedy at law, and (ii) the other non-defaulting party shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity or otherwise, to compel specific performance of this Agreement or to obtain a temporary restraining order, preliminary and permanent injunction or other equitable relief or remedy, in any action, suit or proceeding instituted in any state or federal court.

             10.4 Entire Agreement; Waivers and Amendments. This Agreement (including the Exhibits and Schedules hereto and the documents and instruments referred to herein) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, representations and understandings with respect thereto. This Agreement may only be amended or modified, and the terms hereof may only be waived, by a writing signed by both parties hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

             10.5 Assignment; Binding Effect. This Agreement may not be assigned or delegated, in whole or in part, by either party hereto without the prior written consent of the other party hereto, except that the Investor shall have the right at any time, without such consent, to assign its right hereunder to purchase any or all of the Series A Shares to any wholly owned

                                      44.

Subsidiary of the Investor (in which event, the Investor shall irrevocably and unconditionally guarantee the performance by such Subsidiary of the Investor's obligation hereunder to purchase such Series A Shares). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

             10.6 Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement shall remain binding on the parties hereto (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party). Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

             10.7 No Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other Person any rights or remedies hereunder. Notwithstanding anything herein to the contrary, the only Persons entitled to assert any rights or claims hereunder are KPMG, the Company, and the Investor.

             10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of law thereof.

             10.9 Interpretation. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

             10.10 Captions. The Article and Section Headings in this Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

             10.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                           [SIGNATURE PAGE TO FOLLOW]


                                      45.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

                                            CISCO SYSTEMS, INC.



                                            By: /s/ John T. Chambers
                                               -----------------------------
                                            Name: John T. Chambers
                                            Title: President and Chief Executive
                                                   Officer


                                            KPMG LLP


                                            By: /s/ Stephen G. Butler
                                               -----------------------------
                                            Name: Stephen G. Butler
                                            Title: Chairman


                                            KPMG CONSULTING, INC.



                                            By: /s/ Roderick C. McGeary
                                               -----------------------------
                                            Name: Roderick C. McGeary
                                            Title: President and Co-Chief
                                                   Executive Officer




                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]